Exhibit 99.1

STONE ENERGY CORPORATION

Presents at Bank of America Merrill Lynch Energy and Power Leveraged Finance Conference

LAFAYETTE, LA. June 3, 2014

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will present at the Bank of America Merrill Lynch Energy and Power Leveraged Finance Conference in New York at The Westin Times Square at 2:20 p.m. eastern time today, Tuesday, June 3, 2014. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com